UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 16, 2007

CORE MOLDING TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12505	31-1481870
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

800 MANOR PARK ROAD
P.O. BOX 28183
COLUMBUS, OHIO		43228-0183
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (614) 870-5000
Not Applicable
Former name or former address if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Agreement to Repurchase Shares
     On July 18, 2007, Core Molding Technologies, Inc. (the “Company”) entered into a stock repurchase agreement with International Truck and Engine Corporation (“International”), pursuant to which the Company agreed to repurchase 3,600,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), from International in a privately negotiated transaction at $7.25 per share, for a total purchase price of $26,100,000. International will continue to be a significant stockholder of the Company’s common stock with 664,000 shares, or approximately 9.8% of the shares outstanding after the repurchase. International is also the Company’s largest customer, accounting for approximately 50% of the Company’s sales. A copy of the Company’s press release announcing this repurchase is attached hereto as Exhibit 99.1.
Adoption of Stockholder Rights Plan
     On July 16, 2007, the Board of Directors of the Company authorized and declared a dividend distribution of one right (“Right”) for each outstanding share of Common Stock to stockholders of record at the close of business on July 18, 2007 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-thousandth of a share (a “Unit”) of Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”) at a purchase price of $35.00 per Unit, subject to adjustment (the “Purchase Price”). The description and terms of the Rights are set forth in a Stockholder Rights Agreement (the “Rights Agreement”), dated as of July 18, 2007, between the Company and American Stock Transfer & Trust Company, as Rights Agent.
     Initially, the Rights will be attached to the shares of Common Stock underlying the balances indicated in the book-entry account system of the transfer agent for the Common Stock or, in the case of certificated shares, all Common Stock certificates representing shares then outstanding, and no separate rights certificates (“Rights Certificates”) will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a distribution date (a “Distribution Date”) will occur upon the earlier of (i) 10 business days (or such later date as the Board shall determine) following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock (the “Stock Acquisition Date”), other than as a result of repurchases of stock by the Company, certain inadvertent actions by institutional or certain other stockholders or certain other stockholders or the beneficial ownership by a person of 15% or more of the outstanding Common Stock as of July 18, 2007, or the date a Person has entered into an agreement or arrangement with the Company or any Subsidiary of the Company providing for an Acquisition Transaction or (ii) 10 business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. An Acquisition Transaction is defined in the Rights Agreement as (x) a merger, consolidation or similar transaction involving the Company or any of its Subsidiaries as a result of which stockholders of the Company will no longer own a majority of the outstanding shares of Common Stock of the Company or a publicly traded entity which controls the Company or, if appropriate, the entity into which the Company may be merged, consolidated or otherwise combined (based solely on the shares of Common Stock received or retained by such stockholders, in their capacity as stockholders of the Company, pursuant to such transaction), (y) a purchase or other acquisition of all or a substantial portion of the assets of the Company and its Subsidiaries, or (z) a purchase or other acquisition of securities representing 15% or more of the shares of Common Stock then outstanding. Until the Distribution Date, (i) the Rights will be evidenced by the balances indicated in the book-entry account system of the transfer agent for the Common Stock registered in the names of the holders of the Common Stock or, in the case of certificated shares, the Common Stock certificates, and will be transferred with and only with such shares or, in the case of certificated shares, Common Stock certificates, (ii) confirmation and account statements sent to holders of shares of Common Stock in book-entry form or, in the case of certificated shares, new Common Stock certificates issued after the Record Date, will contain a notation incorporating the Rights Agreement by reference and (iii) the transfer of any shares of Common Stock or, in the case of certificated shares, certificates for Common Stock, outstanding will also constitute the transfer of the Rights associated with such shares of Common Stock or, in the case of certificated shares, the Common Stock represented by such certificates. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.
     The Rights are not exercisable until the Distribution Date and will expire at 5:00 P.M., Columbus, Ohio time on July 18, 2017, unless such date is extended or the Rights are previously redeemed, exchanged or terminated by the Company as described below.
     As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.
     In the event that a person or group of affiliated or associated persons becomes an Acquiring Person, except pursuant to an offer for all outstanding shares of Common Stock which a majority of the directors (excluding directors who are officers or have an affiliation with the Acquiring Person) determine to be fair from a financial point of view and to otherwise be in the best interests of the stockholders, after receiving advice from one or more investment banking firms (a “Qualified Offer”), each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.
     For example, at an exercise price of $35.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following the event set forth in the preceding paragraph would entitle its holder to purchase $70.00 worth of Common Stock (or other consideration, as noted above) for $35.00. Assuming that the Common Stock had a per share value of $7.00 at such time, the holder of each valid Right would be entitled to purchase 10 shares of Common Stock for $35.00.
     In the event that, at any time following the Stock Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation (other than with an entity which acquired the shares pursuant to a Qualified Offer), (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Common Stock of the Company is changed or exchanged, or (iii) other than pursuant to a pro rata dividend and/or distribution to all of the then current holders of Common Stock, 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the “Triggering Events.”
     At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, for Common Stock or Preferred Stock at an exchange ratio of one share of Common Stock, or one one-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).
     The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.
     At any time until 10 business days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors) or amend the Rights Agreement to change the Final Expiration Date to another date, including without limitation an earlier date. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.
     Until a Right is exercised, the holder thereof, as such, will have no separate rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends in respect of Rights. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.
     Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement. The foregoing notwithstanding, no amendment may be made at such time as the Rights are not redeemable.
     A copy of the Rights Agreement is attached as Exhibit 4.1 to this Current Report on Form 8-K. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated by reference.
Second Amendment to Loan Agreement
     On July 17, 2007, the Company entered into a Second Amendment to Loan Agreement, Revolving Variable Rate Cognovit Promissory Note and Security Agreement (the “Second Amendment”), amending that certain Loan Agreement dated as of December 30, 2003, by and between the Company and Key Bank National Association. The Second Amendment increases the Company’s borrowing capacity under the existing revolving credit loan from $7.5 million to $15 million, which will be used in part to effect the stock repurchase from International described above, as well as extends the maturity date to April 30, 2009. Except as otherwise described, the terms of the existing Loan Agreement remain unchanged and in effect.
     A copy of the Second Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 (Second Amendment to Loan Agreement) is hereby incorporated into Item 2.03 by reference.
Item 3.03 Material Modification to Rights of Security Holders.
     The information set forth in Items 1.01 (Adoption of Stockholder Rights Plan) and 5.03 is hereby incorporated into Item 3.03 by reference.
Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     In connection with the adoption of the Rights Agreement, on July 18, 2007, the Company filed a Certificate of Designations of Series A Junior Participating Preferred Stock with the Secretary of State of the State of Delaware. See the description set forth under Item 1.01 (Adoption of Stockholder Rights Plan) for a more complete description of the rights and preferences of the Series A Junior Participating Preferred Stock. A copy of the Certificate of Designations of Series A Junior Participating Preferred Stock is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 8.01 Other Events.
     On July 19, 2007, the Company issued a press release announcing that it had entered into a stock purchase agreement to repurchase shares of its common stock and that it had adopted a stockholder rights plan. The description of the press release set forth under this Item 8.01 is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
3.1	Certificate of Designations of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on July 18, 2007.

4.1	Stockholder Rights Agreement, dated as of July 18, 2007, between Core Molding Technologies, Inc. and American Stock Transfer & Trust Company, as Rights Agent.

10.1	Second Amendment to Loan Agreement, Revolving Variable Rate Cognovit Promissory Note and Security Agreement, dated as of July 17, 2007, between Core Molding Technologies, Inc. and Key Bank National Association.

99.1	Press Release, dated July 19, 2007, announcing agreement to repurchase shares of common stock and adoption of the Stockholder Rights Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CORE MOLDING TECHNOLOGIES, INC.
By:	/s/ Herman F. Dick, Jr.
	Name:	Herman F. Dick, Jr.
	Title:	Vice President, Secretary, Treasurer and Chief Financial Officer

Dated: July 19, 2007

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designations of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on July 18, 2007.

4.1	Stockholder Rights Agreement, dated as of July 18, 2007, between Core Molding Technologies, Inc. and American Stock Transfer & Trust Company, as Rights Agent.

10.1	Second Amendment to Loan Agreement, Revolving Variable Rate Cognovit Promissory Note and Security Agreement, dated as of July 17, 2007, between Core Molding Technologies, Inc. and Key Bank National Association.

99.1	Press Release, dated July 19, 2007, announcing agreement to repurchase shares of common stock and adoption of the Stockholder Rights Plan.